As filed with the Securities and Exchange Commission on November 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennametal Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0900168
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

Kennametal Inc.

525 William Penn Place, Suite 3300

Pittsburgh, Pennsylvania 15219

(412) 248-8000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Michelle R. Keating, Esq.

Vice President, Secretary and General Counsel

Kennametal Inc.

525 William Penn Place, Suite 3300

Pittsburgh, Pennsylvania 15219

(412) 248-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle Carbone, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Telephone: (212) 521-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Depositary Shares

The securities covered by this prospectus may be offered and sold, from time to time, by Kennametal Inc. in one or more offerings.

We will provide the specific terms of the specific issue of securities, including the offering price of the securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “KMT.” Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 3 of this prospectus, the “Risk Factors” section included in the periodic reports that we file with the Securities and Exchange Commission and in any prospectus supplement relating to a specific offering of securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers or through a combination of such methods. See “Plan of Distribution”.

The date of this prospectus is November 6, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using the shelf registration process. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, which may be in the form a term sheet, or other offering material that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. We urge you to read both this prospectus and any accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

The prospectus supplement will describe: the terms of the securities offered, the initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail about the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add to and offer additional securities, including those to be sold by security holders, by filing a prospectus supplement with the SEC at the time of the offering.

We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or any accompanying prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise specifically noted or unless the context requires otherwise, the terms “we,” “our” and “us” refer to Kennametal Inc. and its subsidiaries.

KENNAMETAL INC.

With more than 85 years of materials expertise, are a global industrial technology leader, that helps customers across the Aerospace & Defense, Earthworks, Energy, General Engineering and Transportation end markets build their products with precision and efficiency.

Our core expertise includes the development and application of tungsten carbides, ceramics, super-hard materials and solutions used in metal cutting and extreme wear applications to keep customers up and running longer against conditions such as corrosion and high temperatures. We bring together material science, technical expertise, innovation and customer service in a way that allows us to anticipate customers’ needs and help them overcome problems and achieve their manufacturing objectives.

Our standard and custom product offering spans metal cutting and wear applications including turning, milling, hole making, tooling systems and services, as well as specialized wear components and metallurgical powders. End users of our metal cutting products include manufacturers engaged in a diverse array of industries including: transportation vehicles and components, machine tools and light and heavy machinery; airframe and aerospace components; and energy-related components for the oil and gas industry, as well as power generation. Our wear and metallurgical powders are used by producers and suppliers in equipment-intensive operations such as road construction, mining, quarrying, oil and gas exploration, refining, production and supply, and for aerospace and defense.

We operate in two segments: Metal Cutting and Infrastructure.

Our principal executive offices are located at 600 525 William Penn Place, Suite 3300, Pittsburgh, Pennsylvania, 15219, and our telephone number is (412) 248-8000. Our corporate center and Technology Center are located at 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania, 15650. Our Internet address is www.kennametal.com. Information contained on, or accessible through, our website is not incorporated in this prospectus, or any accompanying prospectus supplement or any document incorporated by reference herein or therein.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should carefully consider the risks and uncertainties set forth Part I, Item 1A. under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, and in Part II, Item 1A. under the heading “Risk Factors” included in any Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K filed with the SEC after the end of the fiscal year covered by such Annual Report on Form 10-K and incorporated by reference into this prospectus and any prospectus supplement. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein. For more information, see the section entitled “Where You Can Find More Information” in this prospectus.

NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement and any document incorporated by reference herein or therein, contain “forward-looking” statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements and financial discussion and analysis contained in the prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein that are not historical facts are “forward-looking statements”. For example, statements about Kennametal’s expectations regarding future growth and any statements regarding future operating or financial performance or events are forward-looking. We have also included forward-looking statements in this prospectus and the documents incorporated herein by reference concerning, among other things, our strategy, goals, plans and projections regarding our financial position, liquidity and capital resources, results of operations, market position, and product development. Any forward-looking statements are based on current knowledge, expectations and estimates that involve inherent risks and uncertainties. Should one or more of these risks or uncertainties materialize or should the assumptions underlying the forward-looking statements prove incorrect, our actual results could vary materially from our current expectations. There are a number of factors that could cause our actual results to differ from those indicated in the forward-looking statements. They include: uncertainties related to changes in macroeconomic and/or global conditions, including as a result of increased inflation and Russia’s invasion of Ukraine and the resulting sanctions on Russia, the conflict between Israel and Gaza; other economic recession; our ability to achieve all anticipated benefits of restructuring, simplification and modernization initiatives; Commercial Excellence growth initiatives, Operational Excellence initiatives, our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability, including the conflicts in Ukraine and Gaza; changes in the regulatory environment in which we operate, including environmental, health and safety regulations; potential for future goodwill and other intangible asset impairment charges; our ability to protect and defend our intellectual property; continuity of information technology infrastructure; competition; our ability to retain our management and employees; demands on management resources; availability and cost of the raw materials we use to manufacture our products; product liability claims; integrating acquisitions and achieving the expected savings and synergies; global or regional catastrophic events; demand for and market acceptance of our products; business divestitures; energy costs; commodity prices; labor relations; and implementation of environmental remediation matters.

We provide additional information about many of the specific risks we face in the “Risk Factors” section of our Annual Report on Form 10-K, as updated in Part II, Item 1A of this Form 10-Q, and in other periodic reports we file from time to time with the SEC and under the heading “Risk Factors” herein and in any accompanying prospectus supplement.

We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, without limitation, working capital, acquisitions, retirement of outstanding debt, capital expenditures and other business opportunities or such other purposes as may be specified in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF SECURITIES

The following description summarizes the general terms and provisions of the securities that Kennametal may offer from time to time pursuant to this prospectus. These summaries are not a complete description of each security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered. In this section, “Kennametal” refers to Kennametal, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

DESCRIPTION OF KENNAMETAL CAPITAL STOCK

The following summary of the terms of Kennametal’s capital stock is not complete and is subject to and qualified in its entirety by reference to the relevant provisions of the laws of the Commonwealth of Pennsylvania, our Amended and Restated Articles of Incorporation (the “Articles”), and our Amended and Restated Bylaws (the “Bylaws”). Copies of the Articles and Bylaws have been filed with the SEC, are incorporated herein by reference. See “Where you can find more information.”

General

Our authorized capital stock consists of 120,000,000 shares of capital stock, par value $1.25 per share (the “common stock”), and 5,000,000 shares of Class A Preferred Stock, without par value (the “preferred stock”). The rights and preferences of the preferred stock may be established from time to time by our board of directors (the “Board of Directors” or “Board”). As of July 31, 2024, 77,900,791 shares of common stock were outstanding and were held by approximately 1,252 record holders. No shares of preferred stock were issued or outstanding as of July 31, 2024.

Common Stock

Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, each shareholder is entitled to receive any dividends, in cash, securities or property, as our Board may declare. Pennsylvania law prohibits the payment of dividends or the repurchase of our shares if we are insolvent or if we would become insolvent after the dividend or repurchase. In the event of our liquidation, dissolution or winding up, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution. Any common stock issued pursuant to this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Preferred Stock

Under the laws of the Commonwealth of Pennsylvania and the Articles, the Board of Directors, without further action by the shareholders, is authorized to designate and issue, at any time or from time to time, one or more series of preferred stock, to fix and determine the number of shares and the designation of such series, and to fix and determine the voting rights, preferences, qualifications, privileges, limitations, options, conversion rights, restrictions, and other special or relative rights of such series.

If we issue preferred stock, it may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, shares of preferred stock may have class or series voting rights. Issuances of preferred stock, while providing us with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock. Other than as provided by law, in the Articles, in the Bylaws, or in a resolution or resolutions establishing any particular series of preferred stock, the aggregate number of authorized shares of preferred stock may be increased by an amendment to the Articles approved solely by a majority vote of the outstanding shares of common stock.

Anti-Takeover Provisions in our Articles and Bylaws

Certain provisions of the Articles and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the strategies it formulates. These provisions may also discourage an unsolicited takeover of us if the Board of Directors determines that the takeover is not in the best interests of us and our shareholders. These provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of shareholders deemed such an attempt to be in their best interests.

The provisions in the Articles and Bylaws include: (i) a procedure which requires shareholders to nominate directors in advance of a meeting to elect such directors; and (ii) the authority to issue additional shares of common stock or preferred stock without shareholder approval.

The Articles also include a provision requiring the affirmative vote of the holders of 75% of our outstanding stock to approve certain mergers or other business combinations or transactions with five percent shareholders; a provision requiring the affirmative vote of the holders of 75% of our outstanding stock to remove the entire Board of Directors, a class of the Board of Directors, any individual member of the Board of Directors without cause, or to increase the size of the Board of Directors to more than twelve members or decrease the size of the Board of Directors to fewer than eight members; a provision requiring, in the case of repurchases at a premium over market by us from any 4% Shareholder (as defined in the Articles), the affirmative vote of the holders of voting power of an amount of shares equal to the voting power of the 4% Shareholder plus a majority of the voting power of the other shares not held by the 4% Shareholder (subject to limited exceptions); and a provision requiring the affirmative vote of a majority of our outstanding stock held by disinterested shareholders to approve certain business combinations involving a shareholder who beneficially owns more than 10% of the voting power of our then outstanding voting stock, unless certain conditions are satisfied or the transaction is approved by a majority of disinterested directors.

Pursuant to the Articles and the laws of the Commonwealth of Pennsylvania, the Board of Directors is permitted to consider the effects of a change in control on our non-shareholder constituencies, such as our employees, suppliers, and other constituents and the communities in which we operate. Pursuant to this provision, the Board of Directors may be guided by factors in addition to price and other financial considerations.

The Bylaws provide that any shareholder who desires to present a nomination of person(s) for election to the Board of Directors or a proposal of other business at a shareholders’ meeting (a “Proponent”) must first provide timely written notice to the Secretary. The Bylaws set forth the deadlines for submitting such advance notice. As described in the Bylaws, the advance notice must set forth in reasonable detail (i) as to each person the shareholder proposes to nominate for election to the Board of Directors, information concerning the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in an election contest, or otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such nominee’s consent to serve as a director if elected and other specific information called for by the Bylaws, or (ii) as to any other business that the Proponent proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of the Proponent and the beneficial owner, if any, on whose behalf the proposal is made. The advance notice must also include a representation from the Proponent that such person is a shareholder of record and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice, a description of the Proponent’s beneficial ownership and other financial interests in Kennametal, a description of all arrangements or understandings between the Proponent and any other person or persons (naming such persons) pursuant to which the nomination or other proposal is to be made by the Proponent, and all such information regarding the Proponent’s proposal and/or nominee(s) which would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nomination or other proposal been made by the Board of Directors.

PBCL Anti-Takeover Provisions

The Pennsylvania Business Corporation Law (the “PBCL”) contains a number of statutory “anti-takeover” provisions, including Subchapters E, F, G and H of Chapter 25 and Sections 2521, 2524 and 2538 of the PBCL, which apply automatically to a Pennsylvania registered corporation (usually a public company) unless the corporation elects to opt-out of those provisions. We are a Pennsylvania registered corporation, and as a result we are subject to the anti-takeover provisions described below, however, we have elected to opt-out of certain provisions as described below. Descriptions of the anti-takeover provisions are qualified in their entirety by reference to the PBCL.

Subchapter E (relating to control transactions) generally provides that if any person or group acquires 20% or more of our voting power, the remaining holders of voting shares may demand from such person or group the fair value of their voting shares, including a proportionate amount of any control premium.

Subchapter F (relating to business combinations) generally delays for five years and imposes conditions upon “business combinations” between an “interested shareholder” and us. The term “business combination” is defined broadly to include various transactions between a corporation and an interested shareholder including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation. An “interested shareholder” is defined generally as the beneficial owner of at least 20% of a corporation’s voting shares.

Section 2521 of the PBCL generally provides that shareholders are not entitled to call special meetings of the shareholders and our Bylaws do not give shareholders any right to call special meetings.

Section 2524 provides that shareholders cannot act by partial written consent unless permitted in the articles of incorporation.

Section 2538 of the PBCL generally establishes certain shareholder approval requirements with respect to specified transactions with “interested shareholders.”

We have elected to opt out of Subchapters G and H of Chapter 25 of the PBCL. Subchapter G would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition. Subchapter H would have required a person or group to disgorge to us any profits received from a sale of our equity securities within 18 months after the person or group acquired, offered to acquire or publicly disclosed an intention to acquire 20% of our voting power or publicly disclosed an intention to acquire control of us.

Transfer Agent and Registrar

Computershare is the Transfer Agent and Registrar for the Common Stock.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit, from time to time. The debt securities may either be senior debt securities or subordinated debt securities. As required by federal law for all debt securities of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and Kennametal. Unless otherwise specified in the applicable prospectus supplement, senior debt securities will be issued under the Indenture, dated as of February 14, 2012, between Kennametal and U.S. Bank National Association, as trustee (the “Senior Indenture”), and subordinated debt securities may be issued under a “Subordinated Indenture” expected to be entered into between Kennametal and U.S. Bank National Association, as trustee (the “Subordinated Indenture”). The trustee has two main roles. First, subject to certain limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against Kennametal if Kennametal defaults on its obligations under the indenture. Second, the trustee performs certain administrative duties for Kennametal with respect to the debt securities. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Senior Indenture and the form of the Subordinated Indenture have been filed with the SEC as an exhibit to the registration statement of which this of prospectus is a part and are incorporated by reference in the registration statement. When Kennametal refers to the “indenture” in this prospectus, it is referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities.

The following description summarizes the general terms and provisions of the indentures and the debt securities that Kennametal may offer pursuant to this prospectus that are common to all series, unless otherwise noted or described in a specific prospectus supplement. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is not complete and is subject to, and qualified in its entirety by, reference to the terms and provisions of the indenture. If this summary refers to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. Kennametal urges you to read the indentures and any supplements thereto because these documents, and not this section, define your rights as a holder of debt securities. Because the terms of specific series of debt securities offered may differ from the general information that Kennametal has provided below, you should rely on information in the applicable prospectus supplement that supersedes or contradicts any information below.

In this section, “Kennametal” refers to Kennametal Inc., excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The debt securities will be Kennametal’s direct unsecured obligations. The senior debt securities will rank equally with all of Kennametal’s other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of Kennametal’s present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture. The debt securities will not be secured by any of the property or assets or Kennametal or any of its subsidiaries. Thus, by owning a debt security, you are one of Kennametal’s unsecured creditors.

Kennametal conducts certain of its operations through its subsidiaries and expects that it will continue to do so. As a result, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to Kennametal. Kennametal’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to it, whether by dividends, loans or other payments. Paying dividends and making loans and advances to Kennametal by its subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right Kennametal may have to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.

The indentures do not limit the aggregate principal amount of debt securities that Kennametal may issue and provide that Kennametal may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Kennametal may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit Kennametal’s ability to incur other debt.

You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:

•	the title of the debt securities of the series and whether they are senior debt or subordinated debt;

•	the aggregate principal amount of the debt securities of the series;

•	whether any debt securities of the series are to be issuable in permanent global form with or without coupons;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the price or prices at which the debt securities are being offered or the method of determining the prices;

•

the rate or rates at which the debt securities of the series will bear interest (including reset rates, if any, and the method by which such rates will be determined) and, if applicable to such series of debt securities, the basis points and United States Treasury rate(s) and any other rates or other methods to be used in calculating the reset rate;

•	the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest will accrue;

•	the interest payment dates on which such interest will be payable and the regular record date for the interest payable;

•

the place or places where the principal of (and premium, if any) and interest on debt securities of the series will be payable and where Kennametal will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon Kennametal may be made in respect of the debt securities or indentures;

•	the right of Kennametal, if any, to defer any payment of principal of, premium, or interest on the debt securities of the series, and the maximum length of any such deferral period;

•

the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of Kennametal, pursuant to any sinking fund or otherwise;

•

the obligation, if any, of Kennametal to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which the price or prices at which, the currency or currency units and the terms and conditions upon which debt securities of the series shall be redeemed or purchased;

•	provisions if any, granting special rights to holders of debt securities upon the occurrence of specified events;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	any additions, modifications or deletions in the events of default with respect to debt securities of the series, if any, other than those set forth in the Indentures;

•	whether the debt securities of any series will be subject to defeasance or covenant defeasance;

•

if other than dollars, the currency or currencies or units based on or related to currencies in which the debt securities of such series shall be denominated and in which payments or principal of, and any premium and interest on, such debt securities shall or may by payable;

•	additions, modifications or deletions of Kennametal’s covenants with respect to debt securities of the series, if any, other than those set forth in the indenture;

•	any index or indices used to determine the amount of payments of principal of any premium, if any, on such debt securities and the manner in which such amounts will be determined;

•	if other than the Trustee, the identity of the security registrar and any paying agent;

•	the appointment of a person as a Trustee with respect to debt securities of the series;

•	the terms and conditions of any obligation or right of Kennametal or a holder to exchange or convert debt securities into other securities;

•	the subordination provisions applicable to the debt securities, if any;

•

whether, under what circumstances and the currency in which Kennametal will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the applicable Indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional senior indebtedness.

Certain Covenants

Except as set forth below or in any indenture supplemental to the indentures or in a board resolution establishing a series of securities under the indentures, the indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•

contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Consolidation, Merger and Sale of Assets

Kennametal may not consolidate, or merge with or into any other corporation, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any person in one transaction or a series of related transactions, unless among other things, (a) either Kennametal is the surviving person or the person formed by or resulting from any such consolidation or merger or the transferee of such properties and assets shall be a corporation, partnership or trust or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture, all of the obligations of Kennametal under the debt securities and the indenture and (b) immediately before and after giving effect to such transaction or series of related transactions, no event of default shall have occurred and be continuing.

Events of Default

The following events are defined in the indentures as “Events of Default”:

•	default in the payment of interest or any sinking fund payment on any debt securities of a series when due and payable and the default continues for 30 days;

•	default in the payment of principal of (or premium, if any, on), any debt securities of a series when due and payable at maturity, upon acceleration or redemption, by declaration or otherwise;

•

failure to observe or perform in any material respect any of Kennametal’s other covenants, warrants or agreements in any debt securities of a series or the indenture, and the failure to observe or perform continues for 90 days after notice by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of the series;

•

default in the payment at maturity or resulting from acceleration from a payment default of any indebtedness of Kennametal of $50 million or more under any other indenture, mortgage or instrument that is not cured or waived within 30 days after written notice to Kennametal sent by either the trustee or holders of 25% aggregate principal amount of the debt securities of the series outstanding;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided with respect to any debt securities of a series in any supplemental indenture.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series (or such lesser amount as may be provided for in the debt securities of such series) may declare the unpaid principal of and any accrued interest to the date of acceleration on all the outstanding debt securities of such series to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, such acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal and interest of the securities of that series that has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration have been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) all payments due to the trustee and any predecessor trustee as required under the indenture have been made. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof may become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

The indentures provide that the trustee shall, after the occurrence of an Event of Default with respect to a particular series of debt securities, give notice of such default known to it to the holders of the debt securities within 30 days of its occurrence unless the Event of Default has been cured or waived; provided that the trustee may withhold such notice if such event of default is not a default in the payment of principal of (or premium, if any) or interest, and the Board, the executive committee or directors or the trustee in good faith determine that the withholding of such notice is in the interest of the holders of such securities of the series.

Kennametal will be required to deliver to the trustee a notice of default within 10 days of the occurrence of any default and an officer’s certificate setting forth the details of the default and the actions Kennametal proposes to take to cure such default.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures unless:

•	such holder has previously given the trustee written notice of a continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of the debt securities of a series shall have made written request to the trustee for such series to institute proceedings in respect of such Event of Default;

•	the trustee shall have been offered reasonable indemnity against its costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

However, a holder may bring a lawsuit to receive payment of the principal of (and premium, if any) and interest on such debt securities on the stated maturity date of any debt security.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee; provided that such direction will not conflict with law or with the indenture, the trustee may take any other action deemed proper by it which is not inconsistent with such direction, and the trustee need not take any action which might involve the trustee in personal liability or be unduly prejudice to the holders not joining therein. The indentures provide that in case an Event of Default shall occur and be continuing and known to the trustee, the trustee shall exercise such of its rights and powers under the indentures and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated to the contrary in the applicable prospectus supplement, Kennametal may discharge or defease its obligations under each indenture as set forth below.

Unless otherwise indicated in the applicable prospectus supplement, Kennametal may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust), or (2) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities upon the deposit with the indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, Kennametal must, among other things, deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, Kennametal must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Modification and amendments of the indentures may be made by Kennametal and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;

•	reduce the principal amount of, or the rate of interest thereon or any premium payable upon the redemption of, debt securities of any series or extend the time for payment;

•	reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change the place of payment where, or the coin or currency in which, the principal of, or any premium or interest on, any debt security of any series is payable;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of debt securities of any series;

•

reduce the percentage in principal amount of the outstanding of debt securities of any series, the consent of whose holders is required for any supplemental indenture or consent required for any waiver of compliance;

•	change the redemption provisions in a manner adverse to such holder; or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive compliance with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the indenture with respect to the debt securities of such series, except a default:

•	in respect of the payment of principal of (or premium, if any), or interest on debt securities of such series; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Notwithstanding the foregoing, without notice to or the consent of any holders of a series of the debt securities, Kennametal may enter into a supplemental indenture to evidence the succession of another corporation to the company and the assumption by any such successor of the covenants of the company in the indentures, to add covenants for the benefit of the holders, to add additional events of default, to secure the debt securities, to evidence the appointment of a successor trustee, to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent, to make any change that does not materially adversely affect the interests of the holders of the debt securities of such series.

The Subordinated Indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Kennametal may designate for such purpose from time to time. Notwithstanding the foregoing, at Kennametal’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, Kennametal will designate a paying agent to act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by Kennametal for the debt securities of a particular series will be named in the applicable prospectus supplement. Kennametal may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Kennametal will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by Kennametal to a paying agent for the payment of the principal, interest or premium on any debt security that remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Kennametal upon request, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to Kennametal for payment thereof.

Denominations, Registrations and Transfer

Unless an otherwise indicated in the applicable prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York (“DTC”). Global securities will be registered in the name of the Depositary or its nominee.

DTC has advised Kennametal that it is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by DTC for such global security to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of that successor.

The specific terms of DTC arrangement with respect to any debt securities of a series will be described in the relevant prospectus supplement. Kennametal anticipates that the following provisions will apply to all DTC arrangements.

Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by that global security to the participants’ accounts. The accounts to be credited will be designated by the underwriters or agents with respect to the debt securities or by Kennametal if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of a participant’s interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC for that global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold interests through participants. The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, on and any interest payments on debt securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of a global security representing the debt securities. None of Kennametal, the trustee, any paying agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Kennametal expects that DTC, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for the debt securities as shown on the records of DTC. Kennametal also expects that payments by participants to owners of beneficial interests in a global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies Kennametal that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	Kennametal determines, in its sole discretion (but subject to the procedures of DTC), that the global security shall be exchangeable.

Further, if Kennametal so specifies with respect to the debt securities of a series, an owner of a beneficial interest in a global security may, on terms acceptable to Kennametal, receive debt securities in definitive form. In that instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by that global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Concerning the Trustee

U.S. Bank National Association is the trustee under the Senior Indenture and Kennametal anticipates appointing U.S. Bank National Association as the trustee under the Subordinated Indenture and also as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may in the future provide banking and other services to us in the ordinary course of their respective businesses.

Conversion or Exchange Rights

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for Kennametal common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of Kennametal common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

We may issue warrants to our stockholders to purchase shares of our common stock, preferred stock and/or debt securities. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock, rights or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, to the extent applicable, the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, as described in the applicable prospectus supplement. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

DESCRIPTION OF DEPOSITARY SHARES

As specified in the applicable prospectus supplement, we may issue fractional interests in shares of Preferred Stock, rather than full shares of Preferred Stock, containing such rights and subject to such terms and conditions as we may specify. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Preferred Stock. The shares of Preferred Stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the United States.

PLAN OF DISTRIBUTION

Kennametal may sell our securities in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The applicable prospectus supplement will contain the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the respective amounts underwritten or purchased by them;

•	the purchase price of such securities

•	the proceeds to be received by Kennametal, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale of any securities in respect of which this prospectus is being delivered, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices or at varying prices determined by the underwriters at the time of sale;

•	at market prices prevailing at the time of sale; or

•	at prices related to prevailing market prices.

Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Kennametal at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with Kennametal to indemnification by Kennametal against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers and agents may be required to make. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for Kennametal, our subsidiaries and our affiliates in the ordinary course of business.

Each series of securities other than the Common Stock, which is listed on the New York Stock Exchange, will be a new issue of securities and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we are not obligated to do so.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The place and time of delivery for securities will be set forth in the prospectus supplement for such securities.

WHERE YOU CAN FIND MORE INFORMATION

Kennametal is subject to the informational requirements of the Exchange Act and, in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC. Kennametal’s SEC filings are available at the website maintained by the SEC at www.sec.gov or on Kennametal’s website at www.kennametal.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC to register the Kennametal securities we may offer and sell from time to time pursuant to this prospectus and any accompanying prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-3 and exhibits in the manner described above.

Incorporation of SEC Filings

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that Kennametal has previously filed with the SEC (excluding any portions of such documents that have been “furnished” but not filed for purposes of the Exchange Act).

•	Kennametal’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on August 12, 2024;

•	Kennametal’s Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 6, 2024;

•	Kennametal’s Current Report on Form 8-K/A filed with the SEC on August 26, 2024; and

•

Portions of Kennametal’s Proxy Statement on Form 10-K filed with the SEC on September 17, 2024, that are incorporated by reference into of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024;

We also incorporate by reference all future filings made by Kennametal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC from the date of this prospectus until the offering of all of the securities covered by a particular prospectus supplement have been completed, other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act or the Exchange Act.

We will provide to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than certain exhibits). Requests should be directed to: Kennametal Inc. 525 William Penn Place, Suite 3300, Pittsburgh, Pennsylvania 15219, Attention: General Counsel, (412) 248-8000.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

LEGAL MATTERS

Reed Smith LLP, Pittsburgh, Pennsylvania and New York, New York, will pass upon the validity of the securities to be offered by this prospectus. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

SEC Registration fee	$	*
FINRA filing fee		**
Blue Sky fees and expenses		**
Transfer agent fees and expenses		**
Trustee fees and expenses		**
Printing and engraving expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Rating agency fees and expenses		**
Stock exchange listing fees		**
Miscellaneous		**
Total:	$	**

*

In accordance with Rule 455(b) and 457(r), we are deferring payment of the registration fee. The registration fee will be paid at the time of any particular offering of securities under the registration statement.

**

These fees are calculated based on the number of issuances and amount and type of securities offered. Because an indeterminate amount of different types of securities is covered by this registration statement, the expenses are not currently determinable.

Item 15. Indemnification of Directors and Officers

Chapter 17, Subchapter D of the PBCL contains provisions permitting indemnification of certain individuals by a business corporation incorporated in Pennsylvania. Section 1741 of the PBCL provides that unless otherwise restricted in its bylaws, a business corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if he acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 1742 of the PBCL further provides that unless otherwise restricted in its bylaws, a business corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification may not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743(a) of the PBCL provides that the corporation must indemnify a present or former director or officer of a business corporation against expenses actually and reasonably incurred by them in defending actions contemplated by Sections 1741 and 1742 of the PBCL if the director or officer is successful on the merits or otherwise in the defense of such actions. The limitation on the scope of Section 1743(a) of the PBCL to a present or former director or officer applies only to acts occurring after January 3, 2023.

Section 1744 of the PBCL provides that any indemnification made under Sections 1741 or 1742, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding, (ii) if such quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the corporation.

Section 1745 of the PBCL states that expenses (including attorneys’ fees) incurred in defending any action or proceeding referred to in Subchapter D may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the PBCL or otherwise. Except as otherwise provided in the corporation’s bylaws, advancement of expenses must be authorized by the board of directors of the corporation and shall not be authorized in connection with proceedings related to transactions with interested directors or officers or interested shareholders (Sections 1728 and 2538 of the PBCL, respectively).

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D of the PBCL is not exclusive of other rights that a person seeking indemnification or advancement of expenses may have under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of the PBCL.

Kennametal’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the Board of Directors against all reasonable expenses, including attorneys’ fees, and any liability and loss, including judgment, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement incurred in connection with any proceeding. The Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness or where the proceeding has been initiated by an indemnified person and was not pre-authorized by the Board of Directors (except in the case where the person is bringing suit against the Company to enforce the indemnification). The Bylaws provide that to the extent required by law, the payment of such expenses incurred by an officer or director in advance of the final disposition of a proceeding may only be made upon receipt of an undertaking by or on behalf of such person, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified. The Bylaws also state that the right to indemnification including the right to advancement of expenses is a contract right which will continue as to a person who has ceased to be a director or officer or trustee, and inure to the benefit of the heirs, executors and administrators of such person.

As permitted by PBCL Section 1713, Kennametal’s Bylaws provide that directors generally will not be liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.

The following documents are exhibits to the Registration Statement:

Item 16. Exhibits

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of February 14, 2012, by and between the Registrant and U.S. Bank National Association., as trustee, incorporated by reference to Exhibit 4.1 of the Form 8-K filed February 14, 2012 (File No. 001-05318)

4.2	First Supplemental Indenture, dated as of February 14, 2012, by and between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.2 of the Form 8-K filed February 14, 2012 (File No. 001-05318)

4.3	Second Supplemental Indenture dated November 7, 2012 between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.4 of the Form 8-K filed November 7, 2012 (File No. 001-05318)

4.4	Third Supplemental Indenture dated June 7, 2018 between Kennametal Inc. and U.S. Bank National Association (including Form of 4.625% Note due June 15, 2028), incorporated by reference to Exhibit 4.1 of the Form 8-K filed June 7, 2018 (File No. 001-05318).

4.5	Fourth Supplemental Indenture dated February 23, 2021 between Kennametal Inc. and U.S. Bank National Association (including Form of 2.800% Note due March 1, 2031), incorporated by reference to Exhibit 4.1 of the Form 8-K filed February 23, 2021 (File No. 001-05318).

4.6	Form of Subordinated Debt Indenture, incorporated by reference to Exhibit 4.3 of the Form S-3 filed October 26, 2012 (Registration No. 333-184617)

4.7	Form of Senior Note (included in the Indenture filed as Exhibit 4.1 hereto)

4.8	Form of Subordinated Note (included in Form of Subordinated Debt Indenture filed as Exhibit 4.6 hereto)

4.9*	Form of Depositary Agreement

4.10*	Form of Warrant Agreement

4.11*	Form of Unit Agreement

4.12*	Form of Purchase Contract Agreement

5.1	Opinion of Reed Smith LLP as to the legality of the Securities

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature pages)

25.1	Form T-1 — Statement of Eligibility Under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as Trustee under the Indenture, dated as of October 16, 2024

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 6, 2024.

KENNAMETAL INC.

By:	/s/ Sanjay Chowbey
Sanjay Chowbey
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Kennametal Inc., a Pennsylvania corporation, do hereby constitute and appoint Sanjay Chowbey, Patrick S. Watson and Michelle R. Keating, or any one of them, the undersigned’s true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution in each, to do any and all acts and things in his or her name and on his or her behalf in his or her respective capacities and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys-in-fact and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for him or her or any of the undersigned in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any one of them or any substitute, lawfully shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of November 6, 2024 by the following persons in the capacities indicated:

Signature	Title

/s/ Sanjay Chowbey Sanjay Chowbey	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Patrick S. Watson Patrick S. Watson	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John W. Witt John W. Witt	Vice President Finance and Corporate Controller (Chief Accounting Officer)

/s/ William M. Lambert William M. Lambert	Chairman of the Board

/s/ Josephn Alvarado Josephn Alvarado	Director

/s/ Cindy L. Davis Cindy L. Davis	Director

Signature	Title

/s/ William J. Harvey William J. Harvey	Director

/s/ Lorraine M. Martin Lorraine M. Martin	Director

/s/ Sagar A. Patel Sagar A. Patel	Director

/s/ Paul Sternlieb Paul Sternlieb	Director

/s/ Steven H. Wunning Steven H. Wunning	Director